Exhibit 32.2

Certification of Principal Financial Officer
Pursuant to 18 U.S.C. §1350

Solely for the purposes of complying with 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, I, the undersigned Chief Financial Officer of Patagonia Gold Corp. (the “Company”), hereby certify, based on my knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 17, 2020
By: /s/ “Cristian Lopez Saubidet” Name: Cristian Lopez Saubidet Title: Chief Financial Officer